Exhibit 5.1

King & Spalding LLP 1180 Peachtree Street N.E. Atlanta, Georgia 30309-3521 Phone: 404/ 572-4600 Fax: 404/572-5100 www.kslaw.com
November 8, 2010
Cooper Industries plc
Cooper B-Line, Inc.
Cooper Bussmann, LLC
Cooper Crouse-Hinds, LLC
Cooper Industries, Ltd.
Cooper Lighting, LLC
Cooper Powers Systems, LLC
Cooper Wiring Devices, Inc.
Cooper US, Inc.
   c/o Cooper Industries plc
   600 Travis, Suite 5600
   Houston, Texas 77002

RE:	Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel for Cooper Industries plc, an Irish company (“Cooper Parent”) and Cooper US, Inc., a Delaware corporation (“Cooper US”), with respect to certain legal matters in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each such supplement, a “Prospectus Supplement”), of (i) ordinary shares of Cooper Parent, par value $0.01 per share (the “Ordinary Shares”), (ii) debt securities of Cooper US (the “Debt Securities”) (and guarantees thereof (the “Guarantees”) by Cooper Parent, Cooper Industries, Ltd., Cooper B-Line, Inc., Cooper Bussmann, LLC, Cooper Crouse-Hinds, LLC, Cooper Lighting, LLC, Cooper Powers Systems, LLC and Cooper Wiring Devices, Inc. (the “Guarantors”)), (iii) preferred shares of Cooper Parent, par value $0.01 per share (the “Preferred Shares”), (iv) depositary shares, each representing a fractional interest in a Preferred Share (the “Depositary Shares”), (v) warrants for the purchase of Ordinary Shares, Preferred Shares or Depositary Shares (the “Warrants”), (vi) share purchase contracts, representing contracts to purchase Ordinary Shares or Preferred Shares (the “Share Purchase Contracts”) and (vii) share purchase units, consisting of Share Purchase Contracts and either Debt

Cooper Industries plc
November 8, 2010

Securities or debt obligations of third parties (the “Share Purchase Units”), with an unspecified aggregate public offering price. The Guarantees, the Depositary Shares, the Warrants, the Share Purchase Contracts and the Share Purchase Units are hereinafter referred to collectively as the “Covered Securities.”
     The Depositary Shares are to be issued from time to time pursuant to a deposit agreement (the “Deposit Agreement”) to be entered into between Cooper Parent and a bank or trust company (the “Depositary”) selected by Cooper Parent. The Warrants will be issued under a warrant agreement (the “Warrant Agreement”) between Cooper Parent and a warrant agent (the “Warrant Agent”) selected by Cooper Parent. The Share Purchase Contracts will be issued pursuant to a purchase contract agreement (the “Purchase Contract Agreement”) between Cooper Parent and a purchase contract agent (the “Purchase Contract Agent”) selected by Cooper Parent. The Share Purchase Units will be issued pursuant to a unit agreement (the “Unit Agreement”) between Cooper Parent and a unit agent (the “Unit Agent”) selected by Cooper Parent.
     The Debt Securities are to be issued under an indenture (the “Indenture”) among Cooper Parent, Cooper US and Deutsche Bank Trust Company Americas as trustee (the “Trustee”). We have examined the form of Indenture, form of Debt Securities and form of Guarantees, and have relied as to matters of fact upon, original, certified, conformed or photographic copies of such corporate records of Cooper Parent, Cooper US and the Guarantors, such certificates of public officials, officers of Cooper Parent, Cooper US and the Guarantors and other persons, and such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies, and, as to certificates of public officials, we have assumed the same to be accurate and to have been given properly.
     The Indenture, the Deposit Agreement, the Warrant Agreement, the Purchase Contract Agreement and the Unit Agreement are hereinafter referred to collectively as the “Transaction Agreements.”
     We have assumed that the execution and delivery of, and the performance of all obligations under, the Transaction Agreements will be duly authorized by all requisite action by the parties thereto, that the Transaction Agreements will be duly executed and delivered by the parties thereto, that the Indenture will be a valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms, that the Deposit Agreement will be a valid and binding agreement of the Depositary, enforceable against the Depositary in accordance with its terms, that the Warrant Agreement will be a valid and binding agreement of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms, that the Purchase Contract Agreement will be a valid and binding agreement of the Purchase Contract Agent, enforceable against the Purchase Contract Agent in accordance with its terms and that the Unit Agreement will be a valid

Cooper Industries plc
November 8, 2010

and binding agreement of the Unit Agent, enforceable against the Unit Agent in accordance with its terms.
     For purposes of our opinions, we have assumed that (a) Cooper Parent and Cooper Industries, Ltd. are validly existing and in good standing under the laws of their respective jurisdictions of organization and have all requisite power and authority to enable them to execute, deliver and perform the Covered Securities and the Transaction Agreements, as applicable, (b) such execution, delivery and performance will not violate the law of Ireland or Bermuda, as applicable, or any other applicable laws (excepting the law of the States of New York, the corporate laws of the State of Delaware and the federal laws of the United States), and (c) such execution, delivery and performance do not and will not constitute a breach or a violation of any agreement or instrument that is binding upon, or the organizational documents of, Cooper Parent or Cooper Industries, Ltd.
     The opinions expressed herein are limited in all respects to the federal laws of the United States of America, the laws of the State of New York and the corporate laws of the State of Delaware (which includes the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial interpretations concerning those laws), and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.
     Based upon the foregoing, and subject to the other limitations and qualifications set forth herein, we are of the opinion that:
(i)	Upon due authorization, the Debt Securities, when (a) the Indenture has been duly executed and delivered by Cooper US, Cooper Parent and the Trustee, (b) the definitive terms and provisions of such Debt Securities have been duly established, (c) any supplemental indenture has been duly executed and delivered by Cooper US, the Guarantors and the Trustee and (d) the Debt Securities are duly executed and delivered by Cooper US and authenticated by the Trustee in accordance with the Indenture and paid for by the purchasers thereof, will constitute valid and binding obligations of Cooper US, enforceable against Cooper US in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws of affecting creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

(ii)	Upon due authorization, the Guarantees, when (a) the Indenture has been duly executed and delivered by Cooper US, Cooper Parent and the Trustee, (b) the definitive terms and provisions of such Guarantees have been duly established, (c) any supplemental indenture has been duly

Cooper Industries plc
November 8, 2010

executed and delivered by Cooper US, the Guarantors and the Trustee, and (d) the Debt Securities are duly executed and delivered by Cooper US and the Guarantors and authenticated by the Trustee in accordance with the Indenture and when the Debt Securities have been delivered against payment therefor, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws of affecting creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

(iii)	Upon the due authorization of the issuance of the Depositary Shares, the issuance and sale thereof as described in the Registration Statement (together with any applicable Prospectus Supplement) and the issuance and delivery thereof in accordance with the terms of the applicable Deposit Agreement, such Depositary Shares will have been validly issued, and will represent a valid evidence of interest in the related Preferred Shares.

(iv)	Upon the due authorization of the Warrants and the issuance and sale thereof as described in the Registration Statement (together with any applicable Prospectus Supplement) and when duly executed by the Company and countersigned by the applicable warrant agent in accordance with the applicable Warrant Agreement, the Warrants will constitute valid and binding obligations of Cooper Parent, enforceable against Cooper Parent in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws of affecting creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

(v)	Upon the due authorization of the Share Purchase Contracts and the issuance and sale thereof as described in the Registration Statement (together with any applicable Prospectus Supplement) and when duly executed by the Company and countersigned by the purchase contract agent in accordance with the applicable Purchase Contract Agreement, the Share Purchase Contracts will constitute valid and binding obligations of Cooper Parent, enforceable against Cooper Parent in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws of affecting creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

(vi)	Upon the due authorization of the Share Purchase Units and the issuance and sale thereof as described in the Registration Statement (together with any applicable Prospectus Supplement) and when duly executed by the

Cooper Industries plc
November 8, 2010

Company and countersigned by the purchase unit agent in accordance with the applicable Purchase Unit Agreement, the Share Purchase Units will constitute valid and binding obligations of Cooper Parent, enforceable against Cooper Parent in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws of affecting creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.
     This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered for the benefit of Cooper Parent and Cooper US in connection with the matters addressed herein.
     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement.
Very truly yours,
/s/ King & Spalding LLP
King & Spalding LLP